December 10, 2001

MACKENZIE INVESTMENT MANAGEMENT INC.

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     Mackenzie Investment Management Inc. (TSE — MCI) has declared a dividend of U.S.$0.01 per share to shareholders of record on December 28, 2001, with payment to be made on January 7, 2002.

Contact:

Beverly J. Yanowitch
561.393.8900